EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated April 5, 2005, with respect to the financial statements of International Broadcasting Corporation. included in its Annual Report on Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission.



                                        /s/ SHERB & CO., LLP
                                        -----------------------------
                                        Certified Public Accountants


Boca Raton, Florida
September 12, 2005